Conformed Copy

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

(CONVERTIBLE DEBENTURES)

THIS REGISTRATION RIGHTS AGREEMENT, dated as of March 28, 2005 (this "Agreement"), is made by and between EYE CARE INTERNATIONAL, INC., a Delaware corporation, with headquarters located at 1511 North Westshore Boulevard, Suite 925 (the “Company”), and each entity named on the signature page hereto as “Investors” (each, an “Investor”).

W I T N E S S E T H:

WHEREAS, upon the terms and subject to the conditions of the Securities Purchase Agreement, dated as of March 28, 2005, between the Buyers listed therein and the Company (the "Securities Purchase Agreement"; terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement), the Company has agreed to issue and sell to the Investors one or more debentures of the Company, in a minimum aggregate principal amount of $250,000 and a maximum aggregate amount of $1,000,000 (the "Debentures"); and

WHEREAS, the Debentures are convertible into shares of Common Stock (the "Conversion Shares"; which term, for purposes of this Agreement, shall be 300% of that number of shares of Common Stock into which the Debentures, including without limitation all shares of Common Stock issuable by the Company in lieu of accrued interest on conversion as contemplated by the Debentures) upon the terms and subject to the conditions contained in the Debentures.

WHEREAS, to induce the Investors to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), with respect to the Conversion Shares;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

1.    Definitions.           As used in this Agreement, the following terms shall have the following meanings:

a.    “Holders’ Representative” means the person appointed as the Holders’ Representative by the Investors pursuant to Section 10 hereof.

b.    "Investor" means an Investor and any permitted transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof and who holds Debentures or Registrable Securities.

c.    "Potential Material Event" means any of the following: (i) the possession by the Company of material information not ripe for disclosure in a registration statement, which shall be evidenced by determinations in good faith by the Board of Directors of the Company that disclosure of such information in the registration statement would be detrimental to the business and affairs of the Company; or (ii) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the registration statement would be materially misleading absent the inclusion of such information.

d.    "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

e.    "Registrable Securities" means the Conversion Shares and, to the extent applicable, any other shares of capital stock or other securities of the Company or any successor to the Company that are issued upon exchange of the Conversion Shares.

f.     "Registration Statement" means a registration statement of the Company under the Securities Act.

g.	“SEC” means the United States Securities and Exchange Commission.

2.    Piggy-back Registration. From and after the date that is ninety (90) days after the date of this Agreement and until the third anniversary of the Closing Date, for so long as any of the Registrable Securities are outstanding and are not the subject of an effective registration statement, if the Company contemplates making an offering of Common Stock (or other equity securities convertible into or exchangeable for Common Stock) registered for sale under the Securities Act or proposes to file a Registration Statement covering any of its securities other than (i) a registration on Form S-8 or S-4, or any successor or similar forms; and (ii) a shelf registration under Rule 415 for the sole purpose of registering shares to be issued in connection with the acquisition of assets, the Company will to the extent permissible by law at each such time give prompt written notice to the Holders’ Representative and the Investors of its intention to do so and of the Investor’s rights under this Section 6. Upon the written request of any Investor made within thirty (30) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration of all Registrable Securities which the Company has been so requested to register by the Investors, to the extent requisite to permit the disposition (in accordance with the intended methods of disposition) of the Registrable Securities by the Investors requesting registration, by inclusion of such Registrable Securities in the Registration Statement which covers the securities which the Company proposes to register; provided, that if, at any time after giving written notice of its intention to register any Registrable Securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such Registrable Securities, the Company may, at its election, give written notice of such determination to the Holders’ Representative and the Investors requesting registration and, thereupon, (i) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the expenses of registration in connection therewith), and (ii) in the case of a determination to delay registering such Registrable Securities, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities.

3.    Obligations of the Company. In connection with the registration of the Registrable Securities, the Company shall do each of the following:

(a)         To prepare promptly, and, within thirty (30) days after the Closing Date (or as soon thereafter as the Company is legally permitted under the Securities Act and the applicable rules and regulations of the SEC) (the “Required Filing Date”) file with the SEC a Registration Statement with respect to not less than the number of Registrable Securities provided in Section 2 above, and thereafter use its best reasonable efforts to cause such Registration Statement relating to Registrable Securities to become effective as promptly as possible but in any event within one hundred twenty (120) days after the Closing Date (the “Targeted Effective Date”) and keep the Registration Statement effective at all times during the period (the "Registration Period") continuing until the earliest of (i) the date that is three (3) years after the last day of the calendar month following the month in which the Registration Statement so filed is declared effective by the SEC, (ii) the date when the Investors may sell all Registrable Securities under Rule 144, or (iii) the date the Investors no longer own any of the Registrable Securities, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Notwithstanding the foregoing, if the Pending Registration Statement has not been declared effective by the SEC prior to the Closing Date, then the Company may, at the Company's discretion, prior to the Required Filing Date, file a pre-effective amendment to the Pending Registration Statement to include therein the Investors as selling stockholders and their respective Registrable Securities as registered shares, and shall endeavor to have the Pending Registration Statement as so amended declared effective by the SEC as soon as practicable but in any event prior to the Targeted Effective Date. Notwithstanding the foregoing, prior to the Targeted Effective Date, the Company may contact the Holders’ Representative to request a waiver or extension of the requirement that the Registration Statement be declared effective by the SEC by the Targeted Closing Date, in which case the Company shall provide, in writing, all information available to it as to the reasons why such a waiver or extension is appropriate or advisable, and the Holders’ Representative shall consider such request and, within three (3) business days of its receipt of the aforesaid information, advise the Company of its determination as to whether to grant such waiver or extension, which shall be in the Holders’ Representative’s absolute discretion;

(b)         Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration

Statement effective at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement;

(c)         The Company shall permit a single firm of legal counsel designated by the Holders’ Representative (the “Investors’ Counsel”) to review drafts of the Registration Statement and all amendments and supplements thereto a reasonable period of time (but not less than three (3) business days) prior to their filing with the SEC, and not file any document in a form to which such Investors’ Counsel reasonably objects. If the Investors’ Counsel objects, the Company shall take under advisement such objections and shall endeavor to promptly make such revisions to the Registration Statement (or ancillary documents and/or SEC filings in connection therewith) as are necessary to satisfy the objections of the Investors’ Counsel;

(d)         Notify the Holders’ Representative and the Investors’ Counsel, and any managing underwriters immediately (and, in the case of (i)(A) below, not less than five (5) days prior to the contemplated date of such filing) and (if requested by any the Holders' Representative) confirm such notice in writing no later than one (1) business day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) whenever the SEC notifies the Company whether there will be a “review” of Registration Statement; (C) whenever the Company receives (or a representative of the Company receives on its behalf) any oral or written comments from the SEC relating to a Registration Statement (copies or, in the case of oral comments, summaries of such comments shall be promptly furnished by the Company to the Investors); and (D) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) if at any time the Company has actual knowledge that any of the representations or warranties of the Company contained in any agreement (including any underwriting agreement) contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (vi) of the occurrence of any event that to the best knowledge of the Company makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, if requested by the Holders' Representative, the Company shall furnish the Holders' Representative with copies of all intended written responses to the comments contemplated in clause (C) of this Section 3(d) not later than one (1) business day in advance of the filing of such responses with the SEC so that the Holders’ Representative and the Investors’ Counsel shall have the opportunity to comment thereon;

(e)        Furnish to the Holders’ Representative and the Investors’ Counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one (1) copy of the Registration Statement, each preliminary Prospectus and Prospectus, and each amendment or supplement thereto, and (ii) if so requested by any Investor, such number of copies of a Prospectus, and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

(f)          As promptly as practicable after becoming aware thereof, notify the Holders’ Representative of the happening of any event of which the Company has actual knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement or other appropriate filing with the SEC to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to the Holders' Representative and each Investor as such Investor may reasonably request;

(g)         As promptly as practicable after becoming aware thereof, notify the Holders’ Representative of the issuance by the SEC of a Notice of Effectiveness or any notice of effectiveness or any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time;

(h)         Notwithstanding the foregoing, if at any time or from time to time after the date of effectiveness of a Registration Statement, the Company notifies the Holders’ Representative in writing of the existence of a Potential Material Event, the Investors shall not offer or sell any Registrable Securities, or engage in any other transaction involving or relating to the Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until such Investor receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; provided, however, that the Company may not so suspend the right to such Holders of Registrable Securities for more than two twenty (20) business day periods in the aggregate during any 12-month period ("Suspension Period") with at least a ten (10) business day interval between such periods, during the periods the Registration Statement is required to be in effect;

(i)          Use its reasonable efforts to secure and maintain the designation of all the Registrable Securities covered by the Registration Statement on the NASDAQ/National Market System or the "OTC Bulletin Board Market" or any successor thereto of the National Association of Securities Dealers Automated Quotations System ("NASDAQ") within the meaning of Rule 11Aa2-1 of the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the quotation of the Registrable Securities on The NASDAQ National Market System; and further use its efforts to arrange for at least two market makers to register with the National

Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities;

(j)          Provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than three (3) business days after the effective date of the Registration Statement;

(k)         Cooperate with the Investors to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts as the case may be, as the Investors may reasonably request, and, within five (5) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) an appropriate instruction and opinion of such counsel;

(l)          Take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of the Registrable Securities pursuant to the Registration Statement;

(m)        Not take, or omit to take, any actions that would preclude the filing or effectiveness of the Registration Statement or require the withdrawal of the Registration Statement.

4.    Payments by the Company. Unless the Company's performance is waived in writing by the Holders' Representative:

(i)          If the Registration Statement covering the Registrable Securities is not filed with the SEC by the Required Filing Date, the Company will make payment to the Investors in such amounts and at such times as shall be determined pursuant to this Section 4.

(ii)         If the Registration Statement covering the Registrable Securities is not declared effective by the SEC by the Targeted Effective Date, the Company will make payment to the Investors in such amounts and at such times as shall be determined pursuant to this Section 4.

(iii)        If the Company does not respond (by written substantive response addressing each comment, such response to be filed with the SEC) to comments issued by the SEC within five (5) business days of first receipt thereof by the Company or its counsel, then the Company will make payments to the Investors in such amounts and at such times as shall be determined pursuant to this Section 4.

(iv)        If any of the conditions set forth in Clauses (i) through (iii) are not satisfied as required thereby, then within three (3) days after the end of the time periods referenced in Clauses (i) and (ii) (the third such date being referred to as the “Set Date”), as the case may be, the Company shall immediately pay to the Investors without demand therefor a cash amount equal to 2% per month of the outstanding principal amount of the Debentures and, until such time as the actions required by Clause (i) or (ii), as the case may be, shall have been taken, the same amount shall accrue and become payable to the Investors within three days on the same day as the Set Date of each subsequent month until such Clauses shall have been complied with. In light of the difficulty of ascertaining the amount of damage that the Investors will suffer as a result of the Company’s failure to comply therewith, all amounts payable under this Section 4 shall be payable as liquidated damages, and not as a penalty. The Company shall keep the Registration Statement effective throughout the period during which the life of the Registrable Securities are issued and outstanding.

(v)         The parties acknowledge that the damages which may be incurred by the Investors if the Registration Statement is not filed by the Required Filing Date or if the Registration Statement has not been declared effective as promptly as possible may be difficult to ascertain. The parties agree that the payments to be paid to the Investors under this Section 4 represent a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of such damages, and shall be the exclusive remedy.

Notwithstanding the foregoing, the amounts payable by the Company pursuant to this Section 4 shall not be payable to the extent any delay in the effectiveness of the Registration Statement occurs because of an act of, or a failure to act or to act timely by the Investors or its counsel, or in the event all of the Registrable Securities may be sold pursuant to Rule 144 or another available exemption under the Act.

5.    Obligations of the Investors. In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

(a)   It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least ten (10) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor (the "Requested Information") if such Investor elects to have any of such Investor's Registrable Securities included in the Registration Statement. If at least two (2) business days prior to the filing date the Company has not received the Requested Information from an Investor (a "Non-Responsive Investor"), then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Investor;

(b)   Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement; and

(c)   Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or 3(f), above, such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or 3(f) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(d)   Each holder of Registrable Securities that sells Registrable Securities pursuant to a registration under this Agreement agrees that in connection with registration as follows:

(i)          Such seller shall cooperate as reasonably requested by the Company with the Company in connection with the preparation of the registration statement, and for as long as the Company is obligated to file and keep effective the registration statement, shall provide to the Company, in writing, for use in the registration statement, all such information regarding such seller and its plan of distribution of the Registrable Securities as may reasonably be necessary to enable the Company to prepare the registration statement and prospectus covering the Registrable Securities, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith; and

(ii)         During such time as such seller may be engaged in a distribution of the Registrable Securities, such seller shall comply with Rules 10b-6 and 10b-7 promulgated under the Securities Exchange Act and pursuant thereto it shall, among other things; (x) not engage in any stabilization activity in connection with the securities of the Company in contravention of such rules; (y) distribute the Registrable Securities under the registration statement solely in the manner described in the registration statement; and (z) cease distribution of such Registrable Securities pursuant to such registration statement upon written notice from the Company that the prospectus covering the Registrable Securities contains any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading.

6.	Expenses of Registration.

(a)       All reasonable expenses (other than underwriting discounts and commissions of the Investors) incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, but including, without limitation, all registration, listing, and qualifications fees, printers, legal and accounting fees, the fees and disbursements of counsel for the Company and a fee for the Investors’ Counsel (as a group and not individually) not exceeding $50,000 for the

Registration Statement covering the Registrable Securities applicable to the Debentures shall be borne by the Company.

(b)   Neither the Company nor any of its subsidiaries has, as of the date hereof, nor shall the Company nor any of its subsidiaries, on or after the date of this Agreement, entered into any agreement with respect to its securities that is inconsistent with the rights granted to the Investors in this Agreement or otherwise conflicts with the provisions hereof. Except as disclosed in the Securities Purchase Agreement or the other documents entered into simultaneously therewith, neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person. Without limiting the generality of the foregoing, without the written consent of the Investors holding a majority of the Registrable Securities, the Company shall not grant to any person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are subject in all respects to the prior rights in full of the Investors set forth herein, and are not otherwise in conflict or inconsistent with the provisions of this Agreement and the other Transaction Documents.

7.    Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a)   To the extent permitted by law, the Company will indemnify and hold harmless the Holders’ Representative and each Investor who holds such Registrable Securities, the directors, managers and members, if any, of the Holders’ Representative or such Investor, the officers, if any, of the Holders’ Representative or such Investor, and each person, if any, who controls the Holders’ Representative or any Investor within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person" or "Indemnified Party"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) relate to the Company and arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement, or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to clause (b) of this Section 6, the Company shall reimburse the Investors, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) shall not (I) apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; (II) be available to the extent such Claim is based on a failure of the Investor to deliver or cause to be delivered the prospectus made available by the Company; (III) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; or (IV) apply to any violation or alleged violation by an Indemnified Person of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation under the Securities Act, the Exchange Act, or any state securities laws. Each Investor will indemnify the Company and its officers, directors and agents (each, an "Indemnified Person" or "Indemnified Party") against any claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company, by or on behalf of such Investor, expressly for use in connection with the preparation of the Registration Statement, subject to such limitations and conditions as are applicable to the Indemnification provided by the Company to this Section 6. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

(b)   Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be. In case any such action is brought against any Indemnified Person or Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such Indemnified Person or Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Person or Indemnified Party under this Section 6 for any legal or other reasonable out-of-pocket expenses subsequently incurred by such Indemnified Person or Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The Indemnified Person or Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and reasonable out-of-pocket expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the Indemnified Person or Indemnified Party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

8.    Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6; (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation; and (c) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

9.    Reports under Exchange Act. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

a.    make and keep public information available, as those terms are understood and defined in Rule 144;

b.    file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

c.    furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration; and

d.    cause its counsel to deliver to its transfer agent such opinions of law as shall be required to remove restrictive legends on the shares to be sold.

10.        Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who hold a fifty (50%) percent interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

11.        Appointment and Indemnification of Holders’ Representative. Each of the Investors hereby appoints as the Holders’ Representative Divine Capital Markets, LLC to so act until such time as all Registrable Securities have become Registered and there shall be no Debentures issued and outstanding, or such time as a successor to the then-acting Holders’ Representative is appointed in writing signed by the Investors representing greater than 50% of the then-outstanding Debentures and Registrable Securities. The Holders’ Representative shall have full discretion and authority, without consultation with the Holders, to accept and give notices on behalf of the Holders, to communicate with the Holders at such times and in such manner as the Holders’ Representative in its discretion determines is appropriate and to grant extensions of deadlines or waive any payment obligations set forth in Sections 2 and 3 hereof. The Holders' Representative shall not have discretion or authority to exercise any investment discretion over the Debentures, including causing the conversion of any Debentures, absent a Holder's express written authority. Notwithstanding any provision to the contrary contained elsewhere herein or in the Securities Purchase Agreement or the Debentures, the Holders’ Representative shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Holders’ Representative have or be deemed to have any fiduciary relationship with any Holder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the Securities Purchase Agreement or Debentures or otherwise exist against the Holders’ Representative. The Holders shall indemnify upon demand the Holders’ Representative (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so under Section 6 hereof or under any other agreement or applicable law), pro rata, and hold harmless the Holders’ Representative from and against any and all against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Holders’ Representative’s Claims") incurred by it; provided, however, that no Holder shall be liable for the payment to the Holders’ Representative of any portion of such Holders’ Representative’s Claims to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the Holders’ Representative’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Holders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 10. Without limitation of the foregoing, each Holder shall reimburse the Holders’ Representative upon demand for its ratable share of any costs or out-of-pocket expenses incurred by the Holders’ Representative in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, the Securities Purchase Agreement, the Debentures, or any document contemplated by or referred to herein, to the extent that the Holders’ Representative is not reimbursed for such expenses by or on behalf of the Company.

12.	Miscellaneous.

a.    A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

b.    Notices required or permitted to be given hereunder shall be given in the manner contemplated by the Securities Purchase Agreement, (i) if to the Company or to the Investors, to their respective address contemplated by the Securities Purchase Agreement, and (iii) if to any other Investor, at such address as such Investor shall have provided in writing to the

Company, or at such other address as each such party furnishes by notice given in accordance with this Section 12(b).

c.    Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d.    This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Buyer for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under this Agreement.

e.    If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

f.     Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

g.    All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

h.    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

i.     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

j.     The Company acknowledges that any failure by the Company to perform its obligations under Section 3(a) hereof, or any delay in such performance could result in loss to the Investors, and the Company agrees that, in addition to any other liability the Company may have by reason of such failure or delay, the Company shall be liable for all direct damages caused by any such failure or delay, unless the same is the result of force majeure. Neither party shall be liable for consequential damages.

k.    This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

COMPANY:

EYE CARE INTERNATIONAL, INC.

By: /s/ Clark A. Marcus
Name: Clark A. Marcus
Title: President and Chief Executive Officer
INVESTOR:
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By:
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